Exhibit 10.5

SPECIAL WARRANTY DEED

FOR VALUE RECEIVED

AMERICAN CUMO MINING CORPORATION, FKA MOSQUITO CONSOLIDATED GOLD MINES, LTD., a British Columbia corporation the Grantor, does hereby grant, bargain, sell and convey unto

IDAHO CUMO MINING CORPORATION, an Idaho corporation

whose address is 638 Millbank, Vancouver, B.C. V52 4B7, the Grantee, the following described premises, in Boise County, Idaho, TO WIT:

The following patented lode mining claims located in Section 13 Township 8 North, Range 5 East, Boise Meridian, Boise County, Idaho, as depicted on Mineral Survey No. 1706, dated November 11, 1902 (a copy of which is attached hereto as Exhibit A).

1.	Blackbird
2.	Red Flag
3.	Enterprise
4.	Enterprise Fraction
5.	Commonwealth
6.	Baby Mine

The above claims consist of approximately 99.419 acres.

TO HAVE AND TO HOLD the said premises, with their appurtenances unto the said Grantee, heirs and assigns forever. And the said Grantor does hereby covenant to and with the said Grantee, that it is the owner in fee simple of said premises; that no encumbrances were initiated during the ownership of the undersigned nor is the undersigned aware of any such.

And that Grantor will warrant and defend the same against every person lawfully claiming by, through, or under Grantor, but not otherwise.

Dated this 31 day of July, 2013.

AMERICAN CUMO MINING CORPORATION

By:	/s/ Shaun Dykes
Shaun Dykes
Chief Executive Officer

Province of British Columbia

County of Vancouver

On this 31 day of July, 2013, before me the undersigned, a Notary Public in and for said province, personally appeared SHAUN DYKES, known or identified to me to be the person whose name is subscribed to the within instrument as the Chief Executive Officer of American Cumo Mining Corporation, and acknowledged to me that he executed the same as such Officer.

/s/ Brett Kaztetsu

Notary Public Name:	Brett Kaztetsu
Residing at:	West Vancouver, BC
My commission BC	is for life

[Notary Seal and Stamp]